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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported):  February 29, 2000



                                 CIVIC BANCORP
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            (Exact name of registrant as specified in its charter)

       California                  000-13287                  680022322
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   State of Incorporation       Commission File No.     IRS Employer ID Number


                2101 Webster Street, Oakland, California 94612
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    Address, including zip code, of registrant's principal executive office

                                (510) 836-6500
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              Registrant's telephone number, including area code
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Item 2.    Acquisition or Disposition of Assets.

     At the close of business on February 29, 2000, Civic BanCorp acquired East County Bank of Antioch, California, by the merger of East County Bank with and into CivicBank of Commerce. The purchase price was approximately $14,250,000 in cash, or approximately 1.8 times shareholders' equity of East County Bank. The Company is paying the purchase price from cash on hand of the combined banks. CivicBank of Commerce will operate the East County Bank as offices of CivicBank of Commerce.

Item 7.    Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired. The financial
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statements of East County Bank as of and for the year ended December 31, 1999 will be filed by Amendment.

          (b)  Pro Forma Financial Information.  Pro forma financial statements
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reflecting the acquisition of East County Bank will be filed by Amendment.

          (c)  Exhibits.
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               No.  Description
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               2.   Agreement and Plan of Merger among CivicBank of Commerce,
                    Civic BanCorp and East County Bank dated as of October 18, 1999 (incorporated by reference from exhibit 2.1 to the Company's Form 10-Q for the quarter ended September 30,
                    1999).


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this current report to be signed on its behalf by the undersigned duly authorized person.

Date:  March 14, 2000                Civic BanCorp


                                     By: /s/ Gerald Brown
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                                         Its Chief Financial Officer


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